Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Whitney Holding Corporation (the Company), in the capacities and on the dates indicated below, hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, based on their knowledge, that:

(1) the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008 (the Report) fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:                      August 11, 2008                                                                By: /s/ John C. Hope, III
                                                                                                                                    John C. Hope, III
                                                                                                                                   Chairman of the Board and
                                                                                                                                   Chief Executive Officer

Dated:                      August 11, 2008                                                                By: /s/ Thomas L. Callicutt, Jr.
                                                            Thomas L. Callicutt, Jr.
                                                            Executive Vice President and
                                                            Chief Financial Officer